ADMINISTRATIVE SERVICES AGREEMENT
                                     between
                        Southland Life Insurance Company
                                       and
                     Golden American Life Insurance Company



This Administrative Services Agreement (the "Agreement") is made as of the 2 day of May 2000, by and between Southland Life Insurance Company ("SLIC"), of 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327, and Golden American Life Insurance Company ("GALIC"), of 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

WHEREAS, SLIC is a licensed insurance company and issuer of variable annuity contracts ("Contracts"), and

WHEREAS, GALIC, or any of its affiliates as designated by GALIC (hereafter referred to collectively as "GALIC") shall provide data processing and other administrative services to SLIC pursuant to the terms and conditions of this Agreement and such other terms and conditions as the parties may agree upon in written amendments to this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

SECTION 1      TERMS OF APPOINTMENT

               1.1 Subject to the conditions set forth in this Agreement, SLIC hereby appoints GALIC as its Administrative Services Agent.

               1.2 GALIC agrees to provide at its own expense the necessary facilities, equipment, software and personnel to perform its duties and obligations hereunder in accordance with accepted industry practice, and in full compliance with the rules and regulations of state insurance departments, and all other regulatory bodies with jurisdiction over SLIC, ING America Equities, Inc. ("INGAE") or GALIC.

               1.3 GALIC agrees that it shall perform, according to procedures and policies approved by SLIC, those Administrative Services as set forth in Exhibit B attached hereto and incorporated herein by reference, which may be amended by mutual agreement from time to time. GALIC shall have only the authority necessary or incident to the performance of those Administrative Services expressly set forth in this


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


                    Agreement or in Exhibit B and shall have no other express or implied authority or right to act on behalf of SLIC or to bind SLIC Confidential and Proprietary Information with regard to any statement, representation or undertaking. GALIC shall perform those Administrative Services in a manner that is reasonable and consistent with then current prevailing standards of the insurance and annuity industry and the Contracts; provided, however, that GALIC shall have the discretion to make such changes to the procedures and policies as GALIC deems appropriate, so long as such Administrative Services continue to be provided in a manner that is reasonable and consistent with then current prevailing standards of the insurance and annuity industry and the Contracts. GALIC shall have no authority to alter, amend or waive any material contractual provision on behalf of SLIC without SLIC's express written authorization. GALIC shall be limited to act only in the capacities in which it is licensed.


SECTION 2      TERM

               2.1 Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect for a period of five
                    (5) years, the initial term of the Agreement. This Agreement shall be renewed automatically for additional successive terms of eighteen (18) months at the end of the initial term and at the end of each renewal term, subject to the provisions of Section 9.2 below, unless terminated.


SECTION 3      FEES AND EXPENSES

               3.1 SLIC shall pay to GALIC such fees, charges and expenses as are set forth in Exhibit A attached hereto and incorporated herein by reference.

               3.2 GALIC may impose a late payment charge of 1.5% per month on undisputed balances of fees, charges or expenses outstanding for more than 45 days.


SECTION 4      REPRESENTATIONS AND WARRANTIES OF GALIC

               GALIC represents and warrants to SLIC that it or its designated affiliate:

               4.1 Is a corporation duly organized and in good standing under the laws of the state of its incorporation.

               4.2 Is empowered under all applicable laws to enter into and perform the services contemplated by this Agreement.

               4.3 Has taken all requisite corporate proceedings to authorize it to enter into and perform the services contemplated by this Agreement.

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


               4.4 Has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

               4.5 Has and will maintain a minimum capital and surplus of at least $50,000 during the term of this Agreement. GALIC will provide to SLIC upon request, a copy of its most recent audited financial statement.

               4.6 Has in place a plan and will be Year-2000 compliant in systems and operations prior to December 31, 1999.


SECTION 5      REPRESENTATIONS AND WARRANTIES OF SLIC

               SLIC represents and warrants to GALIC:

               5.1 It is a corporation duly organized and in good standing under the laws of the State of Texas.

               5.2 It is empowered under the applicable laws to enter into and perform this Agreement.

               5.3  It  has  taken  all  requisite   corporate   proceedings  to
                    authorize it to enter into and perform this Agreement.

               5.4 No policy or other form will be provided by SLIC to be administered by GALIC unless it has been duly filed as necessary and approved by all applicable state insurance departments and other regulatory bodies with jurisdiction over SLIC, and is in compliance with all federal and state laws regulations.


SECTION 6      COVENANTS OF GALIC

               6.1 GALIC shall maintain facilities and procedures for the safekeeping of check forms and facsimile signature imprinting devices, and all other documents, reports, records, books, files, and other materials relative to this Agreement.

               6.2 It is expressly understood and agreed that all documents, reports, records, books, files and other materials relative to this Agreement shall be the sole property of SLIC and INGAE and that such property shall be held by GALIC, as agent, during the effective terms of this Agreement.

               6.3 GALIC shall maintain back-up computer files, as necessary. The purpose of back-up and recovery is to permit file recovery in the event of destruction of normal processing files and the continuation of business in full compliance with regulatory requirements. SLIC may review the procedures in effect and inspect the storage facility upon demand. A copy of GALIC's current procedures is attached hereto as Exhibit D and incorporated herein by reference.


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


               6.4 All charges or premiums received by GALIC on behalf of SLIC from SLIC's lockbox account shall be promptly remitted to the person entitled to it or deposited in a fiduciary account. Any payments received by GALIC for insurance on behalf of SLIC shall be deemed received by SLIC, shall be held in a separate SLIC trust account and shall be administered as set forth in Exhibit B.

               6.5 No advertising or sales literature shall be utilized by GALIC in connection with the Contracts unless it has been approved in writing by SLIC prior to such use.

               6.6 Except as specifically provided to the contrary in this Agreement, GALIC shall be responsible for providing all technical and operational support, office space, all equipment and paying all costs and expenses associated with its provision of administrative services to SLIC hereunder, including, but not limited to, all rents, salaries and other overhead expenditures.

               6.7 If GALIC receives any notice from any source (including, but not limited to, the contract owner or any regulatory agency) of a lawsuit or other legal or administrative complaint or proceeding being brought against SLIC or involving the business administered for SLIC by GALIC, or the threat of any such lawsuit, hearing or proceeding, GALIC shall immediately notify SLIC and send a copy of all documents, correspondence and other relevant material to which GALIC reasonably has access to SLIC. Further, GALIC agrees to cooperate fully with SLIC in connection with any suit, hearing or proceeding and shall provide SLIC with all books, records, documents and data requested by SLIC in connection therewith; provided, however, GALIC shall be entitled to review such requests with its counsel prior to furnishing SLIC with such materials so long as such review is done in a timely manner.

               6.8 GALIIC will conduct its business and perform its obligations in accordance with all applicable federal and state laws, rules and regulations and in a manner which will not put SLIC's or its affiliates' registrations and licenses in any jeopardy of revocation or suspension or cause SLIC or any of its affiliates to sustain any disciplinary action of any nature.

               6.9 GALlC acknowledges, covenants and agrees that all books and records maintained by GALIC in connection with the Contracts shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 of the Securities


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


                    Exchange Act of 1934 (the "1934 Act"), to the extent that such requirements are applicable to the Contracts; that all such books and records are maintained and held by GALIC on behalf of SLIC and INGAE, whose property they are and shall remain. GALIC further acknowledges and agrees that all such books and records are subject to inspection by the
                    Securities and Exchange Commission ("SEC") in accordance with Section 17(a) of the 1934 Act, and undertakes to permit examination of such books and records at any time and from time to time during business hours by representatives or designees of the SEC or National Association of Securities Dealers, Inc. ("NASD"), and to provide true, correct, complete and current copies of any or all or any part of such books and records.

               6.10 GALIC acknowledges, covenants and agrees that it shall issue payments, including commission payments to retail broker-dealers, on behalf of and on the account(s) of SLIC, as a purely ministerial service for and on behalf of INGAE, and that the records in respect of such payments shall be properly reflected by GALIC on the books and records maintained by it for SLIC and INGAE.

               6.11 GALIC acknowledges, covenants and agrees that it will send a confirmation for each transaction which constitutes the sale of a security to the contract owned as required by applicable law, regulation or rule in such form as required by applicable law, regulation or rule.

               6.12 GALIC  shall   provide  SLIC  with   reasonable   access  as
                    reasonably requested, during ordinary business hours, to all documents, records, reports, books, files and other materials relative to this Agreement which are maintained by GALIC.

               6.13 GALIC shall  furnish to SLIC any  information  or reports in connection with its services to SLIC, which the Texas Department of Insurance may request in order to ascertain whether the operations of SLIC are being conducted in a manner consistent with applicable Texas law, regulations and rules.


SECTION 7      COVENANTS OF SLIC

               7.1 SLIC shall, on a reasonably prompt basis, provide GALIC with current forms of contracts, prospectuses and applications, names and states of licenses of all insurance and/or broker-dealer agents and representatives authorized to sell the Contracts.

               7.2 All contracts subject to the services performed under this Agreement are underwritten by SLIC.


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


               7.3 SLIC shall immediately provide GALIC with written notice of any change of authority of persons authorized and enumerated in Exhibit C, attached hereto and incorporated herein by reference, to provide GALIC with instructions or directions relating to services to be performed by GALIC under this Agreement.


SECTION 8      INDEMNIFICATION

               8.1 GALIC shall not be responsible for and SLIC shall indemnify and hold GALIC harmless from and against, any and all costs, expenses, losses, damages, charges, reasonable attorney's fees, payments and liability, which may be asserted against GALIC or for which it may be held to be liable, arising out of or attributable to:

                    a. SLIC's failure to comply with the terms of this Agreement, or to act in a reasonable or customary manner in connection with this Agreement, or which arise out of SLIC's negligence or misconduct or the breach of any representation or warranty of SLIC hereunder;

                    b. Reliance on or use by GALIC of such information and materials provided by or at the direction of SLIC and instructions or directions given by the authorized individuals described in Exhibit C for purposes of providing services under this Agreement;

                    c. Any failure by SLIC to comply with federal, state or local laws or regulations with respect to the offering and/or sale of any insurance products or securities; or

                    d. Any matters associated with SLIC or its Contracts or the sale of such Contracts which are unrelated to the services provided by GALIC.

               8.2 GALIC shall be responsible for and shall indemnify and hold SLIC harmless from and against any and all losses, damages, costs, charges, reasonable attorney's fees, payments, expenses and liability which may be asserted against SLIC, or for which it may be held liable arising out of or attributable to GALIC's failure to comply with or perform any duties or obligations under the terms of this Agreement, GALIC's failure to act in a reasonable manner in connection with this Agreement, any failure by GALIC to comply with federal, state or local regulations with respect to the books and records maintained by GALIC, or which arise out of GALIC's negligence or misconduct or which arise out of the breach of any representation or warranty of GALIC hereunder.


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


               8.3 At any time GALIC may apply to a person indicated on SLIC's "Schedule of Authorized Personnel" set forth in Exhibit C as a person authorized to give instructions under this Section 8 with respect to any matter arising in connection with this Agreement. GALIC shall not be liable for any action taken or omitted by GALIC in good faith and in the exercise of due care and diligence in reliance upon such instructions.

               8.4 In the event malfunction of any GALIC system causes an error or mistake in any record, report, data, information or output under the terms of this Agreement, GALIC shall at its expense correct and reprocess such records.

               8.5 If either party believes it is entitled to indemnification hereunder, it shall, within five business (5) days of the commencement of any action or threat of any action, give written notice to the other party of any claim for which it believes it is entitled to indemnification; provided, however, that the failure to provide timely notice shall not relieve the indemnifying party of any liability which it may have to the other party as long as such notice is not unreasonably withheld.

               8.6 Subject to the provisions of this Section 8.6, the parties shall cooperate with each other concerning any defense and give each other all information and assistance which either may reasonably request in defending any matter hereunder. Each party shall exchange information subject to the protection of the attorney-client, work product and other applicable privileges. Any information derived therefrom shall be used solely for purposes of developing joint positions and strategies concerning issues that may ultimately be resolved through arbitration or litigation. No party shall disclose any information obtained from the other party to any third party in any negotiations, discussions or exchange of information, without the written consent of the other party. In addition, no party shall disclose any information in any threatened or pending legislative, administrative or judicial proceeding, whether civil or criminal, unless ordered to do so by a court of competent jurisdiction. Furthermore, any materials shared by either party shall be returned upon request and no copies shall be retained. The parties hereto agree that the exchange of any information and materials will be protected from disclosure by the attorney-client, work product or other applicable privileges and is not intended to waive any applicable privilege or protection. Neither party shall have the authority to waive any applicable privilege or doctrine on behalf of the other party; nor shall any waiver of an applicable privilege or doctrine by the conduct of either party be construed to apply to the other party.

               8.7 The provisions of this Section 8 shall not be deemed to be a limitation upon a party's right to injunction, specific performance or any other legal or equitable remedy to which


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


                    either party may be entitled by virtue of this  Agreement or
                    to  prevent  any  breach  or   threatened   breach  of  this
                    Agreement.

               8.8 In no event and under no circumstances, shall either party to this Agreement be liable to the other party under any provision of this Agreement for lost profits or for exemplary, special, punitive or consequential damages.

               8.9 The provisions of this Section 8 shall survive termination of this Agreement.


SECTION 9      TERMINATION OF AGREEMENT

               9.1 Either party may terminate this Agreement at the end of the initial term or any renewal term by providing at least 180 days prior written notice to the other party.

               9.2 This Agreement may be terminated at any time upon the mutual written consent of the parties hereto.

               9.3 This Agreement may be terminated upon written notice of one party to the other hereto in the event of bankruptcy or insolvency of such party to which notice is given.

               9.4 This Agreement shall automatically be terminated in the event of its assignment, unless such assignment is made to an affiliate of the assigning party subject to the provisions of Section 10.1 below.

               9.5 At least 180 days prior to the end of the initial or any renewal term hereof, GALIC shall give SLIC written notice if GALIC desires to increase its fees or charges to SLIC or to change the manner of payment. If GALIC and SLIC do not agree to fees and charges before the end of the term during which such notice is given by GALIC, this Agreement shall terminate at the end of such term.

               9.6  This Agreement shall terminate at SLIC's option because of:

                    a.   fraud,   misrepresentation,   conversion   or  unlawful
                         withholding of funds by GALIC; or

                    b. the dissolution or disqualification of GALIC to do business under any applicable federal, state or local laws or regulations; or


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


                    c. the suspension or revocation of any material license or permit held by GALIC by the appropriate governmental agency or authority; or

                    d. the sale (without the prior written consent of SLIC, which consent shall not be unreasonably withheld) of GALIC's business to an unaffiliated person or entity, whether by merger, consolidation, or sale of substantially all of GALIC's assets or stock or otherwise, during the term of, and any extension to, this Agreement.

               9.7 This Agreement shall terminate at GALIC's option because of fraud, misrepresentation, conversion, or withholding of funds belonging to GALIC by SLIC.

               9.8 If either of the parties hereto shall breach this Agreement or be in default in the performance of any of its duties and obligations hereunder ("the defaulting party"), the other party hereto may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within ninety (90) days after such written notice is given, then the party giving such written notice may terminate this Agreement by giving ninety (90) days written notice of such termination to the defaulting party.

               9.9 Termination of this Agreement by default or breach by SLIC shall not constitute a waiver of any rights of GALIC, in reference to services performed prior to such termination, to be reimbursed for out-of-pocket expenditures and to collect fees; termination of this Agreement by default or breath by GALIC shall not constitute a waiver by SLIC of any other rights it might have under this Agreement.

               9.10 During  the  period  between  the  date  of  any  notice  of intention to terminate given pursuant to this Section 9 and the date of actual termination of the Agreement, each party shall continue to perform its duties and obligations under this Agreement.

               9.11 During any transition period, GALIC agrees to cooperate with
                    SLIC to effectuate an orderly transfer of all policy records and materials to SLIC or its designee. For services performed during the transition period, GALIC shall be compensated for its services pursuant to Exhibit A of this Agreement.

               9.12 The parties  hereto agree that  following a  termination  of this Agreement, for a period reasonable to effect an orderly transition, they will continue to perform each and every duty and obligation hereunder.


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


SECTION 10     ASSIGNMENT

               10.1 Neither  this   Agreement  nor  any  rights  or  obligations
                    hereunder may be assigned by either party without the prior written consent of the other.

               10.2 This Agreement  shall inure to the benefit of and be binding upon the parties, hereto, INGAE and their respective successors and assigns, provided that any assignment is performed in accordance with Section 10.1 above.


SECTION 11     CONFIDENTIALITY

               11.1 The parties  hereto agree that all tapes,  books,  reference manuals, instructions, records, information and data pertaining to the business of the other party, GALIC's systems, and the contract owners serviced by GALIC hereunder, which are exchanged or received pursuant to the negotiation of and/or the carrying out of this Agreement, shall remain confidential and shall not be voluntarily disclosed to any other person, except to the extent disclosure thereof may be required by law. All such tapes, books, reference manuals, instructions, records, information and data in the possession of each of the parties hereto shall be returned to the party from whom it was obtained upon the termination or expiration of this Agreement.

               11.2 GALIC  shall  maintain  the  confidentiality  of  all  trade secrets and other confidential information obtained from SLIC or its affiliates, (collectively "SLIC" for purposes of this Section 11). GALIC shall use all reasonable precautions and take all necessary steps to prevent any information obtained by GALIC provided to it hereunder from being acquired by any unauthorized persons. GALIC acknowledges that such information has been disclosed by SLIC only to enable GALIC to provide the services hereunder and that disclosure thereof would be damaging to SLIC if such information were obtained by any competitor of SLIC.

               11.3 SLIC shall maintain the confidentiality of all trade secrets and other confidential information obtained from GALIC. SLIC shall use all reasonable precautions and take all necessary steps to prevent any information obtained by SLIC provided to it hereunder from being acquired by an unauthorized persons. SLIC acknowledges that such information has been disclosed by GALIC only to enable GALIC to provide the services hereunder and that disclosure thereof would be damaging to GALIC if such information were obtained by any competitor of GALIC.


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


SECTION 12     INSURANCE

               12.1 ERRORS AND OMISSIONS  INSURANCE.  GALIC,  as a member of the
                    ING Group, is currently self insured for errors and omissions coverage. Such coverage is for amounts up to and in excess of One Million Dollars ($1,000,000.00) per claim.

               12.2 SURVIVAL. If this Agreement terminates for any reason, GALIC shall use its best efforts to maintain the insurance coverage required by this Section 12 in force for three (3) years following termination. GALIC shall give SLIC at least thirty (30) days prior written notice of any change or cancellation of such insurance.


SECTION 13     ARBITRATION

               13.1 Any dispute which arises between the parties with respect to any of the terms of this Agreement, whether such dispute arises during the term of the Agreement or after termination, shall be resolved through binding arbitration. Arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association ("AAA"). Each party agrees to waive its right, if any, to a jury trial. Each party shall bear its own cost in the arbitration proceedings. The judgment of the AAA may be entered in and enforced by any court of competent jurisdiction. The judgment of the AAA shall be final and binding and there shall be no appeal therefrom. This arbitration provision shall survive the termination or cancellation of this Agreement.


SECTION 14     MISCELLANEOUS

               14.1 SLIC and its duly authorized  independent  auditors have the right under this Agreement to perform on-site audits of records and accounts directly pertaining to the Contracts serviced by GALIC at GALIC's facilities in accordance with reasonable procedures and at mutually agreeable dates and time, but at least once annually. At the request of SLIC, GALIC shall make available to SLIC's auditors and any representatives of regulatory agencies all reasonably requested records and data.

               14.2 This Agreement  constitutes the entire agreement between the parties hereto and may not be modified except by written instrument executed by both parties hereto. If any section herein contained shall be found to be unenforceable as contrary to the current law, that section shall be severed and the remaining sections of this Agreement shall continue to be enforceable.

               14.3 Neither  party  shall be liable for  damages due to delay or failure to perform any duty or obligation under this Agreement if such delay or failure results directly or indirectly from circumstances beyond the control and without the fault or negligence of such party.

               14.4 It is  understood  and agreed  that all  services  performed hereunder by GALIC shall be as an independent contractor and not as an employee of SLIC.

               14.5 This Agreement shall be governed by the laws of the State of
                    Texas.

               14.6 Notices  under  this  Agreement  to either  party must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
                    (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the location identified in the preamble to this Agreement, Attn:
                    Office of the General Counsel, or to such other address as supplied in writing by either party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, in their names and on their behalf by and through their duly authorized officers as of the day and year first above written.


SOUTHLAND LIFE INSURANCE COMPANY


By:           /s/ Jerome J. Cwiok
              --------------------------------------------------

Name:         Jerome J. Cwiok
              --------------------------------------------------

Title:        Executive Vice President
              --------------------------------------------------



GOLDEN AMERICAN LIFE INSURANCE COMPANY


By:           /s/ Myles Tashman
              --------------------------------------------------

Name:         Myles Tashman
              --------------------------------------------------

Title:        Executive Vice President
              --------------------------------------------------

Exhibit A
                                    EXHIBIT A

                                  FEE SCHEDULE

Contracts:
----------

Individual  variable  annuity  products  of  Southland  Life  Insurance  Company
("SLIC").

Fees:
-----

1. Policy Contract Processing/Servicing and Storage for all Contracts: $12.50 per policy, per month.

2.   Out-of-Pocket Expenses:

     In addition to the fees set forth above, GALIC will bill out-of-pocket expenses as they are incurred. Out-of-pocket expenses are expenditures for the items such as those listed below and any other items agreed to by the parties:

     1. The cost of long distance telephone calls including toll-free "800" lines and facsimile (fax) transmissions to or from SLIC, and to or from contract owners. Costs of any lines installed for network communications between GALIC and SLIC, including CRT's and related minicomputer equipment. Costs of telecommunication lines and equipment installed to provide primary and back-up support for on-line access to the administrative system, including transmission capabilities between GALIC and SLIC.

     2. Cost of postage for mailing forms, reports, contracts, bills, statements, prospectuses, and other Materials to contract owners or agents, and the cost of postage and overnight delivery for any other communication to contract owners or GALIC or SLIC.

     3. Cost of printing blank stock and the cost of set-up and printing (including per impression costs) confirmation statements, contract file folders, checks, tax reporting forms, contract pages, specification pages, envelopes, proxy or voting instruction cards, periodic contract owner statements, separate account statements, individual and list bills, and any other required formats or reports. Cost of labor for folding, inserting and mailing functions.

     4. Cost of microfilm and microfiche supplies and the cost of transferring all necessary information to microfilm and/or microfiche or such other document imaging and record system as may be used.

     5. Costs involved with on- or off-site storage for SLIC records, documents, correspondence and other items.


                                  Exhibit A, 1

     6. Normal and reasonable travel, meal and lodging expenses incurred during GALIC's performance of its duties and obligations under this Agreement, if any.

     7. Costs incurred by Equitable of Iowa or other affiliates or vendors which are allocated to GALIC as a result of services provided on behalf of SLIC.

3.   Billings for all fees and expenses shall be made monthly.

4.   Errors

     1. GALIC shall be responsible for reporting, accounting for, and correcting all losses which are a result of errors or wrongful activity by GALIC or its employees. GALIC shall be responsible for all such losses which exceed One Thousand Dollars ($1,000.00) per instance or which exceed One Thousand Dollars ($1,000.00) in the aggregate.

     2. SLIC shall be responsible for all losses which result from errors or wrongful activity by SLIC or its employees.

E.   Annual Review

     The parties agree to review this Fee Schedule annually and to negotiate any appropriate changes. In the event the parties determine that this Fee Schedule should be amended, such amendments shall be subject to the prior approval of the Texas Department of Insurance.


                                  Exhibit A, 2

                                    EXHIBIT B

                                OPERATIONAL PLAN


5.   Systems

     1. Calculate and process periodic charges as specified in product prospectuses.

     2.   Calculate   and   process   valuations   as   specified   by   product
          prospectus(es).

     3.   Calculate  and  process  withdrawals  (partial,   full,  periodic)  as
          specified.

     4.   Calculate and process annuity payout amounts.

     5. Calculate and process periodic transactions, including dollar cost averaging, and automatic rebalance transfers as specified in the appropriate SLIC product prospectus.

     6. Produce reports including confirmations, client statements, daily transactions, notification of upcoming maturities, qualified plan reporting; and reports on activities such as trades, terminations, and agent licensing.

     7. Produce required extract files or reports including accounting, daily unit values tax reporting, production, electronic funds transfer, check writing (distributions, commissions, and annuity payouts), reinsurance, valuation, SLIC client alpha index, and proxy solicitation.

     8. Produce reports required to transact daily business with the mutual funds and for periodic reconciliations; and daily trade blotter for SLIC.

     9. Accept import of unit values (accumulation and annuity) from prior administrative system.

     10. Accommodate other product features described in prospectus as may be updated from time to time.

     11. Maintain current information and procedures on the administrative system for state approvals by product and by company. SLIC will do the actual product filings, and information regarding approvals will be provided to GALIC.

     12.  Store and provide access to agent licensing information.  As SLIC will
          do  the  actual  agent  appointments,   information  on  appointments,
          licenses, broker-dealers,


                                  Exhibit B, 1
          addresses, etc. will be provided to GALIC via mail, electronic mail, or facsimile. If GALIC receives such information from any source other than SLIC, GALIC shall promptly forward such information to SLIC.

     13.  Accommodate SLIC and regulatory audit requirements.

     14. Maintain client account history as required to process transactions and administer contract provisions.

     15. Systems will automatically interface with SLIC and accessory systems. A scheduled time for data transmission will be determined and daily user involvement will not be required.

     16.  Provide information necessary for proxy preparation and mailings.

     17. Provide automated voice response 1. Inquiry for account values. 2. Transactions which update the account.

     18. Provide interfaces, reporting requirements and special requests from outside entities to include, at a minimum: 1. Lipper 2. Morningstar 3. SLIC Website 4. CDA Weisenberg

     19. Provide electronic funds transfer capabilities 1. Draw from accounts for purchase payments. 2. Deposit disbursements to accounts. 3. Deposit commission payments to appropriate accounts.

6.   Contract Maintenance

     1. Review change requests, apply criteria developed by SLIC for annuity contract. Verify license status of broker-dealers and agents based on information supplied by SLIC.

     2. Prepare a new contract data page, issue contract for paid business and mail to contract owners or agents. Policy page production to be automated as agreed upon by SLIC and GALIC.

     3. Establish and maintain annuitant and contract owner records, as applicable, on computer and manual systems.

     4. Notify broker-dealers and agents of any error or missing data needed to process changes to annuitant or contract owner records.


                                  Exhibit B, 2

     5.   Produce and mail required confirmation statements.

     6.   Receive   remittance   information  in  accordance   with   processing
          requirements and deposit monies received into depository account.

     7.   Promptly process purchase payments received to customer accounts.

     8.   Prepare and mail required confirmation of transactions.

     9. Transmit daily accounting and bank transfer authorization summaries prepared for each valuation period.

     10.  Prepare and mail refunds, if any, as appropriate.

     11. For policies being exchanged from another company or IRA funds being transferred, GALIC will request the funds from the other insurance company (or IRA custodian) using forms supplied by SLIC. SLIC will establish signing authority for GALIC personnel.

7.   Banking

     1. Photocopy checks received directly by GALIC and assign them a control number. Balance, edit, endorse and prepare daily deposit. Reconcile bank lockbox deposits to payments recorded on the administrative system and to the general ledger.

     2.   Deposits are placed into a depository account.

     3. Transfer funds to or from the depository account to or from one of the following, as appropriate:

          1.   Operating Account of SLIC
          2.   Mutual Fund Custodian Account(s)
          3.   Variable Disbursement Accounts of SLIC and INGAE
          4.   Variable Receipts Account of SLIC
          5. Bank accounts and mutual fund accounts to be established by SLIC with appropriate signing and trading authorizations established for GALIC personnel.

     4. Promptly identify all funds received directly or indirectly by GALIC into any bank account administered by GALIC.

     5. Generate from the system daily cash journal summary reports and maintain detail of activity.

     6. Process disbursement transactions for policyowner or beneficiary, surrenders, withdrawals, annuity payouts, and death claims. Death claims are processed by GALIC.


                                  Exhibit B, 3

     7. A Supplemental Contract is the contract issued when an annuity is in the payout phase. The actual form of the contract is to be supplied by SLIC.

     8.   Check production will be through a GALIC checkwriting system.

     9. SLIC will maintain balances in the appropriate SLIC bank accounts necessary to meet administrative needs identified in the contract.

     10. SLIC will obtain the appropriate authorizations to allow GALIC to transfer funds among certain SLIC accounts.

     11. Reprocess dishonored items. Reverse associated transactions, prepare reports and communicate with contract owners.

     12.  Reconcile disbursement accounts to checks issued and general ledger.

     13.  Review, cause to have printed, and maintain adequate supply of checks.

8.   Accounting/Auditing

     1.   Generate daily accounting extracts for all contract activity.

     2. Maintain adequate documentation to support all accounting entries to ledgers.

     3. Reconcile all bank accounts, clearing accounts, suspense counts, and investment accounts, etc., used to process the business to the general ledger. Clear reconciling items on a timely basis. Provide copies of reconciliations to SLIC.

     4. Retain systems generated reports in accordance with a set retention schedule mutually agreed upon and as required by regulatory authorities. Provide access to such reports for internal and external auditing. Destruction of records is permitted only by specific, written authority from SLIC.

     5. Cooperate in periodic audits of separate account financial statements conducted for purposes of financial statement certification and publication and accommodate SLIC or regulatory audits, as required.

9.   Trading Obligations

     1. Determine the "Net Amount Available for Investment" into mutual funds and issue fund purchase/redemption orders. Receive confirmation of mutual fund investments.

     2. Daily, reconcile inventory of mutual fund shares owned to reports of mutual fund shares owned supplied by mutual funds.


                                  Exhibit B, 4

     3. Daily, reconcile units owned by each contract owner as shown on the administrative system to units owned as shown on the investment system.

10.  Pricing/Valuation

     1. GALIC's administrative system will be updated with the calculated unit values, daily.

     2. Assist in identification of any pricing errors. Process and confirm success of pricing error corrections.

11.  Contract Owner Service/Record Maintenance

     1. Receive and implement contract owner service requests including information requests, beneficiary changes, transfer of funds between eligible mutual funds, payout or withdrawal requests, exchange of policies, and changes of any other information maintained on the system according to procedures approved by SLIC.

     2. Research contract owner inquiries using both data stored in the system and paper records. Responds directly to any questions or inquiries.

     3. Generate a set of daily journals and blotters confirming financial changes made to annuity accounts.

     4.   Produce contract owner tax reporting.

12. Disbursement (Surrenders, Partial Withdrawals, Annuity Payouts)

     1. Receive requests for systematic, partial and full surrenders, IRA minimum required distributions, and annuity payouts from contract owners. Account for any contract administrative charges which shall be periodically deposited into the appropriate SLIC account.

     2. Deduct applicable premium taxes. Produce accounting information. Premium tax reporting and payment will be done by SLIC.

     3. Process all surrender requests against the contract owner files according to procedures approved by SLIC.

     4. Produce check production extract file for surrenders and forward to contract owner in accordance with applicable law. Check production will be through a GALIC checkwriting system.

     5. Prepare and mail confirmation statements of disbursement transactions to contract owners.


                                  Exhibit B, 5

     6.   Generate a report on surrenders.

     7.   Contact policyowner regarding tax withholding procedures, if required.

     8.   Backup withholding will be coordinated between GALIC and SLIC.

13.  Claims

     1. Requests for death claims are received by GALIC from contract owners and beneficiaries. Any death claim notification which is received by SLIC from any other source regarding a policy administered by GALIC will be communicated immediately to GALIC to freeze the account and process the claim.

     2. If multiple life and annuity policies are involved, SLIC and GALIC will coordinate sending claim forms.

     3. Deduct applicable premium taxes. Produce accounting information. Premium tax reporting arid payment will be done by SLIC.

     4. Request funds from SLIC required for disbursements greater than account value.

     5.   Produce  check  production  extract  file  for  disbursements.   Check
          production will be through a GALIC checkwriting system.

     6. Make changes to owner and/or annuitant information where no payout is required.

     7.   Generate reports on death claims.

14.  Commissions

     1.   Verify   license  status  of   broker-dealers   and  agents  based  on
          information supplied by SLIC.

     2. Produce detailed commission/marketing allowance transactions for each policy financial transaction processed including premium application or reversal, cancellation, etc. for which a commission/marketing allowance is required.

     3. Prepare commission/marketing allowance statements for broker-dealer firms. Produce check production extract file for any required checks. Check production will be through a GALIC checkwriting system.

     4.   Create tax reporting forms, if required.

     5. Provide detailed reports of all commissions paid by or due to SLIC monthly.

     6.   Reconcile commission accounts to the general ledger.


                                  Exhibit B, 6

15.  Annuity Benefit Processing

     1. Notify owner of approaching annuitization approximately ninety (90) days before annuitization date.

     2. Receive information regarding annuitants going into the annuity (payout) phase.

     3. Calculate the amount of the initial annuity payment for variable payout based on tables supplied by SLIC. Calculate fixed payout based on information supplied by SLIC.

     4. Deduct applicable premium taxes. Premium tax reporting and payment will be done by SLIC.

     5.   Establish and maintain annuitant records.

     6.   Withhold appropriate federal and state income tax.

     7.   GALIC  will  record  all  required   accounting   entries  related  to
          annuitization and annuity benefits including any manual adjustments not supported by the system.

     8. Maintain inventory of variable and fixed annuity units on annuitant master files.

     9. Produce check production or electronic fund transfer extract file for payment of amount due to annuitant in accordance with applicable law. Check production will be through a GALIC checkwriting system.

     10. Issue supplemental contracts as defined in the variable annuity contract. Actual form of contract to be supplied by SLIC. Contract filing to be done by SLIC.

     11. GALIC will generate contract owner tax reporting. SLIC will make all payments to the appropriate regulatory agencies for any taxes withheld and will effect all necessary associated reports.

16.  Proxy Processing

     1. Proxy processing may be subcontracted to Equitable of Iowa or another SLIC- approved provider.

     2. Receive record date information from the underlying mutual funds. Receive proxy solicitation material from underlying mutual funds.

     3.   Prepare proxy cards, if applicable.

     4.   Mail solicitation and resolicitations, if necessary.


                                  Exhibit B, 7

     5.   Maintain all proxy registers and other required proxy material.

     6. Provide all necessary information for preparation of proxy cards, if applicable.

     7. Tabulate returned proxy cards and transmit results to underlying mutual funds.

17.  Periodic Reports to Contract Owners

     1.   Preparation   of   periodic   reports  to   contract   owners  may  be
          subcontracted to Equitable of Iowa or another SLIC-approved provider.

     2. Prepare and mail statement of account to each contract owner. Mail on a set schedule to be supplied by SLIC.

     3. Insert and mail semi-annual and annual reports to contract owners, as required, both underlying mutual fund and separate account reports. Filing of reports with NASD and SEC will be done by SLIC. Printing of reports will be done by SLIC.

     4. Mail prospectuses, prospectus supplements, and other announcements and materials prepared or supplied by SLIC to each contract owner.

18.  Regulatory/Statement Reports

     1. Prepare IRS reports for contract owners who received annuity payments or distributions. Mail to contract owners and transmit to IRS.

     2.   Prepare other IRS reports as required for IRAs (i.e., 5498s).

     3. Respond to requests for calculations applicable to annuity payments as may be necessary for tax calculations.

19.  Actuarial and Management Reports

     1. Provide, on a set schedule to be provided by SLIC, extracts listed below:

          1.   Reserve Extracts
          2.   Premium Tax Extracts
          3.   Surrender Extracts
          4.   Death Claims Report
          5.   Assets by Division Report
          6.   Inforce Policy Data Summary
          7.   Guaranteed Interest Division Data


                                  Exhibit B, 8

                                    EXHIBIT C

                        SCHEDULE OF AUTHORIZED PERSONNEL


The following individuals are authorized by Southland Life Insurance Company to give instructions or direction to Golden American Life Insurance Company with respect to matters arising in connection with the servicing to be performed under this Agreement:



                    X    Douglas L. Donivan



                    X    Onno Bos



                    X    B. Scott Burton (Legal)



                    X    Dan Lazarus (Compliance)



                    X    Andrew Erman
                         (IRA Minimum distribution,
                         1099's, annuity payout)



                    X    Cindy Dijamco
                         (Accounting and Finance)


                                  Exhibit C, 1

                                    EXHIBIT D

                                BACKUP PROCEDURES


Current backup practices and procedures are described herein and may be changed upon mutual agreement of Southland Life Insurance Company ("SLIC") and Golden American Life Insurance Company ("GALIC").

     ! Disaster recovery will be performed in accordance with the Golden American Life Insurance Company Business Continuity Plan

     !    Backup procedures used by GALIC for SLIC business shall be:

          X    Full backups shall be performed nightly
          X    Daily backups shall be kept for 5 weeks
          X    Weekly backups shall be kept indefinitely
          X    All backups shall be kept off-site

                                  Exhibit D, 1